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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Shaman Pharmaceuticals, Inc. for the registration of 137,500 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1998, with respect to the financial statements of Shaman Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

March 31, 1998
Palo Alto, California                                          ERNST & YOUNG LLP